Exhibit 10.47
Pursuant to Item 601(b)(10)(iv) of Regulation S-K, confidential information (indicated by [***]) has been omitted from Exhibit 10.47 because it (i) is not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

    This Confidential Separation Agreement and General Release (“Agreement”) is made by and between Sarah Payne (“Employee”) and Heidrick & Struggles, Inc. (the “Company”), (the Company and Employee collectively, the “Parties”) as of this 2nd day of February, 2025.

WHEREAS, Employee was employed by the Company on an at-will basis;

WHEREAS, Employee’s employment with the Company shall terminate effective June 30, 2025 the (“Termination Date”);

WHEREAS, Employee will continue to serve in the role of Chief Human Resources Officer through March 31, 2025, and will thereafter transition to an advisory role, effective until the end of the second quarter, June 30, 2025;

WHEREAS, in certain circumstances, Employee is entitled to certain benefits upon separation of employment from the Company pursuant to the Company’s Management Severance Pay Plan (the “MSPP”); and

WHEREAS, the Parties mutually desire to resolve any and all disputes, claims, controversies, and matters between them, including settlement of any potential claims under the MSPP, whether or not currently asserted or known, on the terms set forth in this Agreement.

    NOW, THEREFORE, in recognition of the foregoing and in consideration of the mutual covenants and obligations contained herein and in the Reaffirmation (as defined herein), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and the Company agree as follows:

1.    Termination Date and Obligations. Employee’s employment with the Company shall cease as of the Termination Date. Until and through the Termination Date, Employee is expected to continue work activities and responsibilities as assigned by the Company, in exchange for Employee’s normal base pay. Thereafter, and except as may be expressly directed in writing by the Company’s Chief Executive Officer, Employee shall not perform any work for or on behalf of the Company, hold herself out to any person as having any actual or apparent authority to engage in any actions or communications on the Company’s behalf, or return uninvited to any of the Company’s offices. The benefits and promises made by the Company and contained in this Agreement rely and are contingent upon representations that Employee will continue to work, as needed, through and until the Termination Date, and to transition such work to individuals assigned by the Company (unless otherwise agreed to by the parties). Employee understands and agrees that if she fails to fulfill these obligations, she will have no right to receive the Consideration described in Section 5.
2.    Payment of Final Compensation and Receipt of All Benefits. Employee acknowledges and represents that, other than the Consideration set forth in this Agreement, the Company has paid or provided all salary, wages, overtime pay, vacation pay, bonuses, incentives, commissions, and any deferred compensation due to Employee, with the exception of i) her final payroll check for her salary or wages earned through the Termination Date above, and (ii) any vested benefits under any of the Company's employee benefit plans which shall be governed by the terms of the applicable plan document and award agreements. Employee also acknowledges that except as specified herein, she has no right to and will not receive any additional compensation, bonuses, incentives, commissions, payments or benefits from the Company or any of the Released Parties (as defined below), and that no representations or promises to the contrary have been made to Employee.

Exhibit 10.47

3.    Reimbursement of Business Expenses. If Employee incurs any business-related expenses through the Termination Date for which Employee requires reimbursement, Employee must submit all required information and supporting documentation to the Company no later than forty-five (45) days after the Termination Date. If Employee fails to submit all such information and supporting documentation for a business-related expense by that date, Employee shall be treated as having chosen not to seek or receive any reimbursement for that expense. As to any such information and documentation that is submitted by that date, the Company will reimburse Employee for any expenses that are reimbursable pursuant to the terms of the Company’s business expense policy.

4.    Benefits. Except as otherwise provided in Section 5.1.4, Employee’s coverage under all of the Company’s employee benefit plans and programs will end on the last day of the month in which the termination occurs.

5.    Consideration.

    5.1    In the event Employee timely executes and does not revoke this Agreement and the Reaffirmation, the Company agrees that the following Consideration shall be given from the Company to Employee:

        5.1.1    Separation Payment. In consideration of Employee’s execution of and continuing compliance with the terms and conditions of this Agreement and the Reaffirmation, the Company shall pay to Employee the total gross amount of $918,750.00, less required tax withholdings and any deductions made pursuant to Section 5.2, payable in equal monthly installments of $51,041.67 over eighteen months (the “Severance Period”) in accordance with the Company’s normal payroll schedule, starting on the first pay period following the Termination Date.

        5.1.2    RSU Vesting Acceleration. In consideration of Employee’s execution of and continuing compliance with the terms and conditions of this Agreement, the Company shall accelerate the vesting of 3,655 RSUs in accordance with the terms set out in the MSPP.

        5.1.3    Bonus. Pursuant to the MSPP, Employee will be entitled to a discretionary bonus for fiscal year 2025 in an amount determined at the sole discretion of the Company, but, in any event, no less than 3 months of Employee’s salary plus target bonus.

        5.1.4    Benefits Continuation. As further consideration for the promises made by Employee herein and provided that Employee applies for and is eligible for COBRA, the Company will subsidize the cost and pay for such premiums for continuation coverage under COBRA, with the same terms in effect immediately prior to the Termination Date, through the earlier of: a) one year following the Termination Date; b) the end of the Severance Period or c) the date on which you become employed and covered under another employer’s benefit plan (the “Benefits Continuation Period”). After the Benefits Continuation Period, Employee will be responsible for the full cost of premiums for the remainder of the duration benefits are continued through COBRA. Receipt of this subsidy is contingent upon Employee enrolling in COBRA.
    5.2    Employee and the Company acknowledge and agree that the payments made under Sections 5.1.1 through 5.1.3 shall be “wages” for purposes of tax payments and withholdings, and that the Company shall withhold federal income tax, FICA tax, and state income tax from such payments.

    5.3    Employee expressly acknowledges and agrees that Employee is not otherwise entitled to the payments and benefits described in Sections 5.1.1 through 5.1.4 (collectively, the “Consideration”) and that Employee is receiving the Consideration solely in exchange for Employee’s agreement to enter into and be bound by the terms of this Agreement. Employee further acknowledges and agrees that the Consideration is inclusive of and exceeds any amounts Employee might ever have claimed to be owed in connection with Employee’s employment with or separation of employment from the Company, whether pursuant to any claimed promise, policy, practice, or any other reason. Except for the obligations expressly set forth in this Agreement, the Company shall make no further payments or contributions on behalf of Employee, whether for salary, vacation, sick days, or for any other compensation of benefits following the Termination Date.

Exhibit 10.47

6.    Definitions. As used in this Agreement:

    6.1    “Affiliate” means any corporation, company, partnership, or other business entity which directly or indirectly controls the Company, is controlled by the Company, or is under common control with the Company.

    6.2    “Released Parties” means:

        6.1.1    the Company and all of its past, present, and future Affiliates;

        6.1.2    all predecessors, successors and assigns of any of the entities described in Section 6.1.1; and

        6.1.3    all past and present employees, agents, officials, officers, directors, members, partners, shareholders, employee benefit plans (and all administrators, fiduciaries, and sponsor of any such plan), insurers, and attorneys of any of the Released Parties described in Section 6.1.1 or Section 6.1.2.

7.    Release and Agreement Not to Sue.

    7.1    Employee (on behalf of Employee and her agents, representatives, attorneys, assigns, heirs, executors, and administrators) fully releases each of the Released Parties from, and agrees not to bring any suit, action, or proceeding against any of the Released Parties regarding, any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type, whether now known or unknown to Employee (collectively, “Claims”), relating to any act or failure to act that occurred before Employee signed this Agreement, including, without limitation, all Claims arising out of or in connection with Employee’s employment or termination of employment with the Company, and including but not limited to:

        (a)    any and all Claims for violation of any federal, state, or local law, including but not limited to the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Americans with Disabilities Act, the federal Equal Pay Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification (WARN) Act; the Connecticut Family and Medical Leave Act, Conn. Gen. Stat. Ann. §§ 31-51kk et seq; Connecticut's whistleblower law, Conn. Gen. Stat. Ann. § 31-51m; Connecticut's free speech law, Conn. Gen. Stat. Ann. § 31-51q; the Connecticut Fair Employment Practices Act, Conn. Gen. Stat. Ann. §§ 46a-58, et seq.; Connecticut's minimum wage and wage payment laws, Conn. Gen. Stat. Ann. §§ 31-58 to 31-76m; the anti-retaliation provision of Connecticut’s workers' compensation statute, Conn. Gen. Stat. Ann. § 31-290; or any other applicable state or local civil or human rights law or ordinance prohibiting unlawful discrimination, and/or any other Federal, state, local and foreign law (statutory, regulatory or otherwise) that may be legally waived and released);

        (b)    any and all Claims arising out of any constitutional provision, law, statute, ordinance, regulation, or executive order relating to employment, termination of employment, discrimination or retaliation in employment, wages, compensation, or employee benefits, including but not limited to those arising under the MSPP;

        (c)    any and all common law Claims, including but not limited to Claims for breach of contract (whether written or oral, or express or implied), promissory estoppel, wrongful or retaliatory discharge of employment, termination in violation of public policy, fraud, misrepresentation, interference with contract or prospective economic advantage, defamation, negligence, personal injury, invasion of privacy, and infliction of emotional distress;

        (d)    any Claims based on Employee having voluntarily chosen to use the Company’s information systems, including its computers, servers, email systems, or word processing software, to create or store any personal data or information; and

Exhibit 10.47

        (e)    any and all Claims for attorneys’ fees and costs;

    Employee agrees that the release set forth in this Section 7 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that (i) rights or claims arising under any Restricted Stock Unit Participation Agreement between Employee and the Company; (ii) rights or claims that arise following the execution of this Agreement and Reaffirmation; or (iii) rights or claims that cannot be released as a matter of law. Employee understands that nothing in this Agreement shall prohibit Employee from reporting factual information relating to possible violations of federal, state, or local law or regulation to any governmental agency or entity, including but not limited to the Equal Employment Opportunity Commission (“EEOC”) and/or equivalent state agency, the National Labor Relations Board (“NLRB”), and the Securities and Exchange Commission (in relation to Rule 21F), or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation; provided, however, that Employee does not personally seek, and fully waives any right to, reinstatement, damages, remedies, or other relief as to any claim that Employee has released. Employee agrees and acknowledges that Employee does not need the prior authorization of the Released Parties to make such reports or disclosure, and that Employee is not required to notify the Released Parties that Employee has made such reports or disclosures. Pursuant to 18 U.S.C. § 1833(b), Employee understands that Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to any attorney solely for the purpose of reporting or investigating a suspected violation of law. Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Employee files a lawsuit for retaliation by the Released Parties for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, provided that Employee files any document containing the trade secret under seal, and Employee does not otherwise disclose the trade secret, except pursuant to court order.

    7.2    Employee (on behalf of Employee and all of her agents, representatives, attorneys, assigns, heirs, executors, and administrators) also waives and gives up any right to become, and promises not to agree or consent to become, a member of any class or group of plaintiffs in a case in which any Claims are made against any of the Released Parties that are related in any way to Employee’s employment with the Company or the termination of that employment. Employee affirms that that to her knowledge, she is not now a member of any such class or group. If Employee learns that she has been made a member of any such class or group, she will leave and opt out of the class or group at the earliest possible opportunity.

8.    No Pending or Future Lawsuits. Employee agrees and acknowledges that Employee (a) has not suffered any type of industrial or work-related injury as a result of employment with the Company or any of the Released Parties; (b) does not possess any claim for unpaid overtime, benefits or any other form of compensation and has not filed any such claim with the Department of Labor or any other administrative agency or court of law; (c) has not filed any complaints, charges, applications or lawsuits against the Company or any of the Released Parties with any governmental agency or court that raises any Claim released in Section 7.1; and (d) has not assigned or otherwise transferred any rights or interests in any actual or potential claims Employee might ever have asserted against the Company or any of the Released Parties. Employee also represents that Employee does not intend to, and shall not, bring any claims against the Company or any of the Released Parties. Except for an action arising out of a breach of the terms of this Agreement, or with respect to any claims which cannot be waived or released pursuant to applicable law, Employee agrees never to bring (or cause to be brought) any claim, action or proceeding against the Company or any of the Released Parties regarding any act or failure to act that occurred up to and including the Effective Date of this Agreement, including but not limited to any claim, action or proceeding relating to Employee’s employment or Employee’s separation of employment from the Company.

9.    Affirmation. Employee affirms that she has reported to the Company all hours that Employee worked for the Company to the full extent that she was asked or required to do so, and is not aware of any facts to indicate that the Company has violated any law governing the timing or amount of wages to be paid to employees, including but not limited to any laws requiring the payment of minimum wages or overtime pay.

Exhibit 10.47

10.    Neutral Reference. Upon Employee's signed request, the Company will provide a prospective employer written confirmation of employment with the Company, including dates of employment and to the extent so requested, salary information.

11.    Continuing Obligations. Notwithstanding anything else in this Agreement and the termination of Employee’s employment with the Company, Employee agrees and acknowledges that she is and remains bound by the following obligations set forth in Employee’s Offer Letter, dated December 3, 2018, and as modified below, which restricts or limits Employee, following the Termination Date and for a period of twelve (12) months, from: (i) working for or providing services to any of the Specified Companies in a substantially similar corporate function as such Employee held with the Company during the two-year period prior to the Employee’s Termination Date; (ii) directly or indirectly soliciting, or assisting any other person in soliciting, any employee of the Company or its affiliates (as of the Termination Date) or any person who, as of such date, was in the process of being recruited by the Company or its affiliates, or induce any such employee to terminate his or her employment with the Company or its affiliates; or (iii) hiring or assisting another in hiring any employee of the Company or its affiliates who potentially possesses the Company’s or its Affiliate's Confidential Information for a position where the employee's knowledge of such information might be relevant (together, the “Continuing Obligations”). In addition to the restrictions and obligations found in the MSPP, these Continuing Obligations remain in effect and shall be treated as though they were set forth here in full. The “Specified Companies” are [***].

12.    Non-Defamation or Encouragement of Claims. Unless otherwise prohibited or limited by applicable law, Employee agrees not to, at any time, say, write or cause to be said or written, any defamatory or maliciously false statements relating to Employee’s employment with the Company, or regarding the Company or the Released Parties (including through posts on social media sites such as Facebook, Instagram, LinkedIn or Glassdoor, whether made under Employee’s name or anonymously). Nothing in this Agreement is intended to prohibit Employee from engaging in communications allowable under applicable law, including from making any truthful statements about any harassment and/or employment discrimination. Nothing in this Agreement is intended to prohibit Employee from participating in any protected concerted activity under the National Labor Relations Act (if applicable), or from making any statements to or in cooperation with any government agency, including the National Labor Relations Board, or another federal, state or local official responsible for investigating and/or enforcing criminal laws or unlawful practices. Likewise, the Company agrees and represents that it will not authorize anyone to make statements on behalf of the Company that defame or disparage Employee to any third party, either orally or in writing.

13.    Breach. Employee agrees that if Employee institutes or pursues any claims released pursuant to this Agreement or otherwise violates this Agreement, then, in addition to any remedies or damages available to the Company, Employee expressly agrees both (i) to repay to the Company the Separation Payment provided to Employee under this Agreement pursuant to Section 5.1.1, less One Thousand Dollars and Zero Cents ($1,000) to be retained by Employee as consideration in support of Employee’s continuing release of claims, covenants, and obligations under this Agreement; and (ii) to be liable and to reimburse the Company for any attorneys’ fees and/or costs or expenses incurred by the Company in defending against any such claims or otherwise enforcing this Agreement.

14.    Reaffirmation. Employee agrees that at the end of her last day of employment with the Company, she will sign the Reaffirmation and Coverage of Waiver and Release (hereinafter the “Reaffirmation”) located at the end of this Agreement as Exhibit B and return to the Chief Legal Officer. This is a material term of the Agreement and the Company would not have entered into this Agreement but for her agreement to reaffirm the representations she makes herein at the end of her last day of employment.

15.    Return of Property and Confidential Information. Employee affirms that by no later than the Termination Date, she shall return to the Company all originals and copies of all property and all Confidential Information of the Company and all Affiliates that was (or is) in Employee’s possession, custody or control, wherever or however such property or Confidential Information may have been located or stored, and that Employee

Exhibit 10.47
has no lawful way to obtain access to any originals or copies of any such property or Confidential Information. The property covered by this Section 15 includes but is not limited to: all computer hardware (including, without limitation, all desktop and laptop computers, cell phone devices, and personal data assistants), all contents of all such hardware, and all passwords and codes needed to obtain access to or operate effectively any such hardware; all electronic storage devices (including but not limited to hard drives, disk drives, jump or flash drives, diskettes, CDs, and DVDs), all contents of all such devices, and all passwords and codes needed to obtain access to or effectively operate any such device; and all computer software and programs, keys, access cards, security badges, credit cards, telephone cards, telephones, equipment, e-mails, correspondence, work product, financial information, accounting information, computer printouts, manuals, flow charts, policies, lists of and information about any current or prospective clients, lists of and information about any current or prospective vendors or suppliers, data, materials, documents, books, files, records, notes, marketing information, specifications, plans, data base information and lists, mailing lists, and all materials describing, reflecting or containing any Confidential Information of the Company or any Affiliates, including but not limited to the originals and all copies of any such property or materials that are electronically stored. As used herein, “Confidential Information” means any trade secret or confidential information concerning the internal affairs of the Company or any of its Affiliates, including but not limited to information pertaining to its or their clients, prospective clients, services, products, earnings, finances, operations, methods, or other activities, other than information which is generally available to the public by reasons other than a violation by Employee of any agreement or other legal obligation.

16.    Cooperation and Assistance. Upon reasonable notice by the Company, Employee shall voluntarily provide thorough, timely, and accurate information and testimony to and on behalf of the Company regarding (i) any investigation, litigation, arbitration, or other claim or proceeding initiated by, or brought or threatened against, the Company, and (ii) any dispute between the Company and any person or entity other than Employee, in either case arising from or related to any act or failure to act that actually or allegedly occurred during Employee’s employment by the Company. Employee’s assistance and cooperation shall include but not be limited to attending meetings with attorneys representing the Company and voluntarily testifying at depositions, trials, or other proceedings without the need for a subpoena. In providing such information and testimony, Employee shall reasonably accommodate her schedule to cooperate with the Company and their counsel, and such persons shall make reasonable efforts to reasonably accommodate Employee’s schedule. Except as may be required by law, Employee shall not disclose to or to discuss with anyone who is not directing, assisting or providing legal advice to the Company in any such investigation, litigation, claim, or dispute (other than Employee’s own attorney) the fact of or subject matter of the investigation, litigation, claim, or dispute. To the full extent permitted by law, the Company shall reimburse Employee for reasonable travel and other similar out-of-pocket expenses that Employee incurs in connection with providing the assistance described in this Section 16 that are approved in advance by the Company and supported by documentation promptly supplied by Employee that is reasonably deemed adequate by the Company. In engaging in any conduct described in this Section 16, Employee shall not act in the capacity of an employee of the Company, and such assistance shall not make Employee eligible to participate in any of the Company’s employee benefit plans or programs.
17.    Confidentiality of Agreement. Employee agrees to keep the financial terms of this Agreement strictly confidential except to the extent that disclosure is required by law, court order, subpoena (after giving prior written notice to the Company) or as expressly authorized by the Company in writing. Employee may disclose the financial terms of this Agreement to Employee’s tax or legal advisors and immediate family, but only after advising such individuals of the confidential nature of the financial terms of this Agreement and securing their binding promise not to disclose its financial terms. Employee understands that Employee will be responsible for any wrongful disclosure that derives from Employee or from an individual with whom Employee shares the terms of this Agreement.
18.    Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Connecticut, without regard to any principles of conflicts of law. Any suit, action or proceeding arising under or related to this Agreement must be brought and pursued only in the state or federal courts in Hartford, Connecticut. Employee and the Company freely consent to the personal jurisdiction and venue of those courts, waive any right to argue that personal jurisdiction or venue in any such court is improper, inappropriate, or inconvenient, and agree never to consent to any suit, action or proceeding arising under or related to this Agreement

Exhibit 10.47
being brought in, transferred to, or litigated in any other court. Employee and the Company voluntarily waive the right to have a jury hear or decide any claim arising under or relating to this Agreement.

19.    Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and benefits described in Sections 5.1.1 through 5.1.4 provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Released Parties harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

20.     Treas. Reg. Section 409A of the Code. Notwithstanding anything herein to the contrary, amounts payable to Employee pursuant to Section 5 shall be made in reliance upon Treas. Reg. Section 1.409A-1(b)(9) (Separation Pay Plans) or Treas. Reg. Section 1.409A-1(b)(4) (Short-Term Deferrals). For this purpose each payment shall be considered a separate and distinct payment, and to the extent of reliance on Treas. Reg. Section 1.409A-1(b)(9), no separation pay amounts shall be payable unless Employee’s termination of employment constitutes a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1(h)). However, to the extent any such payments are treated as non-qualified deferred compensation subject to Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”), if the 85-day payment period set forth in Section 5.1 commences in one taxable year and ends in another, then no payments shall commence until the second taxable year. The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and guidance issued thereunder. Further, to the extent subject to Section 409A of the Code, in no event shall any reimbursements be made later than the end of the calendar year following the year in which the expense was incurred, the expenses eligible for reimbursement in a taxable year shall not affect the expenses eligible for reimbursement in any other taxable year, and the right to reimbursements is not subject to liquidation or exchange for any other benefit.

21.    Miscellaneous.

    21.1    This Agreement is not an admission by any of the Released Parties, and the Company specifically denies, that any action that any of the Released Parties has taken or failed to take with respect to Employee is or was wrongful, unlawful, or capable of causing Employee any harm. This Agreement, the fact it was signed, or the fact it was put into effect by the parties, may not be used as evidence or admissible in any proceeding except one that Employee or the Company brings claiming that this Agreement has been violated.

    21.2    This Agreement, including the Continuing Obligations incorporated herein by reference under Section 11, contains the entire agreement and understanding between Employee and the Company concerning the matters described herein and supersedes all of their earlier agreements, discussions, negotiations, understandings, and proposals. The terms of this Agreement cannot be changed except in a document signed by Employee and an authorized officer of the Company which states that it is changing this Agreement. A party’s failure to insist upon strict compliance with any part of this Agreement, or its failure to assert any right it may have thereunder, shall not be considered a waiver of any of its rights under that or any other part of or right under this Agreement.

    21.3    If a court determines that any part of this Agreement is void, illegal, unenforceable, or in conflict with any applicable law, every other part of this Agreement shall nonetheless remain fully valid and enforceable. If a court refuses to enforce any part of this Agreement on the grounds that it imposes an unreasonable or unlawful restriction or is overly broad, the Parties agree that the court should modify that part to the least extent necessary to make it enforceable, and fully enforce it and all other parts of this Agreement as so modified.

    21.4    Neither party may assign any of its rights and obligations under this Agreement to any other person or entity without the other party’s advance written consent; provided, however, that without Employee’s consent, the Company may assign its rights and obligations hereunder to any of its Affiliates or to any corporation or

Exhibit 10.47
other entity that acquires all or substantially all of the Company’s assets or that succeeds to the Company’s business. Subject to the foregoing, this Agreement shall bind the Parties’ respective successors, heirs, assigns, administrators, executors, and legal representatives.

    21.5    This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against Employee or the Company. The section headings in this Agreement shall not affect its meaning.

    21.6    Employee agrees to perform all acts and sign and deliver all documents that may be reasonably necessary to carry out any of the terms of this Agreement.

    21.7    This Agreement and the Reaffirmation may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement and the Reaffirmation may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

22.    Advice to Consult with Attorney. The Company hereby advises Employee to consult with an attorney of her choice before signing this Agreement.

23.    Older Workers Benefit Protection Act (OWBPA) / Knowing and Voluntary / Revocation and Effective Date.

    23.1    Employee understands that she may take a period of twenty-one (21) days within which to consider this Agreement. Employee understands that she may revoke this Agreement during the seven (7) days following the execution of this Agreement and that the Agreement will become effective on the Effective Date (i.e., the eighth day after Employee signs this Agreement) (the “Effective Date”), so long as Employee does not revoke this Agreement pursuant to this Section 23. In order to revoke the Agreement, Employee must send a notice of revocation by email to Chief Legal Officer Tracey Heaton, at theaton@heidrick.com, which shall only be effective if the Company receives it no later than the seventh day after Employee signs the Agreement. If Employee revokes the Agreement, she will not be entitled to any of the payments, benefits or other consideration provided to her in this Agreement.

    (a)    Employee has carefully read this Agreement and fully understands what it means, including that by signing this Agreement, Employee is releasing all known and unknown claims that she may have against any of the Released Parties as described in Section 7;

    (b)    Employee has had a full and adequate opportunity and reasonable time period of up to 21 days from the date Employee received this Agreement to review its terms before signing it, and if Employee signed this Agreement before the end of that 21-day period, Employee did so of her own free will;

    (c)    Employee has had an opportunity, and has been advised in writing by this Agreement, to consult with an attorney of Employee’s choosing about the terms of this Agreement before signing it;

        (d)    Employee is voluntarily signing this Agreement without any threat or coercion; and

        (e)    Everything Employee has received or will receive for signing this Agreement is described herein, and Employee is not relying on any other promises or representations in deciding to sign it.

Exhibit 10.47
IN WITNESS WHEREOF, each party signs this Agreement voluntarily and of their own free act and deed as follows:

Sarah Payne

Signature

Dated: February 2, 2025

HEIDRICK & STRUGGLES, INC.

By
    Tracey Heaton
    Chief Legal Officer
Dated: February 2, 2025

Exhibit 10.47
EXHIBIT A
REAFFIRMATION AND COVERAGE OF WAIVER AND RELEASE
I acknowledge that I have read and understand this Agreement, I agree to its terms, and reaffirm all statements and releases above that cover from the time of my signature of the above Acceptance of Agreement through and including my last day of employment.

By:     Date:
    Sarah Payne